UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

GRANITE FALLS ENERGY, LLC
(Exact name of registrant as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (320) 564-3100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Governors

On August 20, 2009, the Granite Falls Energy, LLC (the “Company”) Board of Governors accepted the resignation of the two representatives appointed by Glacial Lakes Energy, LLC (“Glacial Lakes”) to the Company’s Board of Governors. Pursuant to the Company’s Fifth Amended and Restated Operating and Member Control Agreement (“Member Control Agreement”), Glacial Lakes had the right to appoint two representatives to the Company’s Board of Governors so long as Glacial Lakes owns no less than 20% of Company’s issued and outstanding membership units. On August 20, 2009, Glacial Lakes transferred a portion of its membership units in the Company which has reduced Glacial Lakes’ ownership of the Company to less than 20% of the issued and outstanding membership units. Accordingly, pursuant to the terms of the Member Control Agreement, Glacial Lakes has lost its right to appoint two representatives to the Company’s Board of Governors and the two Glacial Lakes representatives, Mr. Mark Schmidt and Mr. Terry Mudgett, have resigned from the Company’s Board of Governors as of August 20, 2009. Mr. Mudgett was also a member of the Company’s risk management committee. The Company anticipates that the members of the Company will elect two governors to replace Mr. Schmidt and Mr. Mudgett at the Company’s annual members’ meeting to be held in March 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

August 20, 2009	/s/ Stacie Schuler

Date	Stacie Schuler, Chief Financial Officer

2